Exhibit 99.1

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN FOR SHARES OF	CO# 12634

FIRST MERCHANTS CORPORATION

ENROLLMENT FORM

Please enroll this account as follows:
Check one box only (☒)
If you do not check any box, then FULL DIVIDEND REINVESTMENT will be assumed.
☐	FULL DIVIDEND REINVESTMENT Reinvest all dividends for this account. May also make optional cash purchases of additional shares.
☐

PARTIAL DIVIDEND REINVESTMENT

Reinvest dividends on                      shares held by me in certificate form and on all shares held by you as Agent and pay dividends in cash on all remaining shares held by me in certificate form. May also make optional cash purchases of additional shares.

☐	OPTIONAL CASH PURCHASES ONLY (NO DIVIDEND REINVESTMENT) All dividends will be paid in cash.

I (We) hereby appoint American Stock Transfer & Trust Company, LLC as my (our) Agent under the terms and conditions of the Plan, as described in the Prospectus of the Plan which accompanied this form, to receive cash payments and apply them to the purchase of shares of FIRST MERCHANTS CORPORATION Common Stock as indicated below.

NO INTEREST WILL BE PAID ON THE FUNDS HELD PENDING INVESTMENT.

FIRST MERCHANTS CORPORATION

c/o American Stock Transfer & Trust Company, LLC

P.O. Box 922, Wall Street Station, New York, New York 10269-0560

Attn: Plan Administration Department

ACCOUNT ADDRESS
	STREET	CITY	STATE	ZIP CODE

SIGNATURE(s)
All Joint Owners Must Sign

ATTACHED IS A CHECK FOR	$	MINIMUM INVESTMENT ALLOWED BY THE PLAN IS $25 MAXIMUM INVESTMENT ALLOWED BY THE PLAN IS $5,000 PER QUARTER

First Merchants Corp Enroll. App. 7-2009	FOR AUTOMATIC MONTHLY DEDUCTIONS, SEE REVERSE

COMPLETE THIS PART ONLY IF YOU WANT AUTOMATIC MONTHLY DEDUCTIONS

I (We) hereby authorize American Stock Transfer & Trust Company, LLC to make monthly automatic transfers of funds from the checking or savings account in the amount stated below. This monthly deduction will be used to purchase shares of FIRST MERCHANTS CORPORATION Common Stock for deposit into my (our) account.

Signature(s)

Date	Daytime Phone Number

1.	Indicate the Type of Account: Checking or Savings.

2.	Print the complete Bank Account Number.

3.	Print the name on Bank Account as it appears on your bank statement.

4.	Print the complete name of your financial institution, including the branch name and address.

5.	Print the ABA Number (Bank Number) from your check or savings deposit slip.

6.	Amount of automatic monthly deduction: Indicate the monthly amount authorized to be transferred from your account. The minimum investment allowed by the plan is $25 and the maximum investment allowed by the plan is $5,000 per quarter.

Please enclose a copy of a VOIDED check or savings deposit slip to verify banking information.

FILL IN THE INFORMATION BELOW FOR STOCK

PURCHASES USING AUTOMATIC MONTHLY DEDUCTIONS.

Please Print All items

1.	Type of Account	☐ Checking	☐	Savings

2.
	Bank Account Number

3.
		Name of Bank Account

4.
		Financial Institution

		Branch Name

		Branch Street Address

		Branch City, State and Zip Code

5.					6.	$
		ABA Number					Amount of automatic deduction

PLEASE CONFIRM ITEMS 2 AND 5 WITH YOUR BANK

PRIOR TO SUBMITTING THIS APPLICATION.

First Merchants Corp Enroll. App. 7-2009